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                           UNITED RETAIL GROUP, INC.

                   RESTATED 1989 MANAGEMENT STOCK OPTION PLAN
                              (as of May 6, 1998)

     1. Purpose. The United Retail Group, Inc. Restated 1989 Management Stock Option Plan (the "Plan") is intended to further the best interest of United Retail Group, Inc. (the "Corporation"), formerly known as Lernmark, Inc., by encouraging key employees of the Corporation to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire an additional proprietary stake in the Corporation and its future growth. The Corporation believes that this goal may best be achieved by granting stock options to key employees of the Corporation ("Optionees").

     2. Restatement: Tax Status. (a) This Plan supercedes and restates the Lernmark, Inc. Management Stock Option Plan (the "Original Plan") that took effect and came into force on July 17, 1989 (the "Original Effective Date"). The stock options granted pursuant to the Original Plan (the "Options") shall remain in full force and effect but shall be subject to and governed by the terms of this Plan rather than the Original Plan.

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     (b) Options shall not be Incentive Stock Options (as defined in Section
422A of the Internal Revenue Code of 1986, as amended).

     3. Shares Subject to Plan. There are reserved for issue upon the exercise of Options 1,128,125 Shares. If any Option shall expire or terminate pursuant to
Section 7(a) without having been exercised in full, the unissued Shares subject thereto shall not be available again for the purposes of the Plan and the related stock option reserve shall terminate.

     4. Effective Date of the Plan. The Plan shall become effective and come into force on the Effective Date.

     5. Administration of the Plan. The Compensation Committee of the Board of Directors (the "Committee") shall administer the Plan.

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     6.   No Further Grant of Options. The outstanding Options are evidenced by written agreements (each, as amended from time to time, a "Performance Option Agreement") executed by the Chairman of the Board of the Corporation or the Secretary of the Corporation. No further Options shall be granted pursuant to the Plan.

     7. Duration of Options. (a) The period for which each Option is effective commenced upon the date of the grant of the Option and shall continue (the "Option Period") until December 31, 1999.

     (b) The termination of the Optionee's employment with the Corporation by death, Disability, Retirement, Involuntary Termination (regardless of the circumstances of such Involuntary Termination), Voluntary Resignation or otherwise shall not limit the Option Period, or otherwise affect the exercisability, of any Option in any way.

     (c) Nothing contained herein shall limit whatever right the Corporation or its subsidiaries might otherwise have to terminate the employment of any Optionee.
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     (d)  If an Option shall be exercised by the executor or heir at law of a deceased Optionee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such executor or heir to exercise such Option.

     8. Exercisability of Options. Options that have not otherwise been terminated pursuant to Section 7(a), cancelled or exercised pursuant to Section 12 or cancelled pursuant to Section 14 shall be exercisable at any time and from time to time during the Option Period commencing on the Effective Date.

     9. Beneficiaries and Assignment of Rights. (a) No Option or other right under the Plan may be assigned, pledged, hypothecated, given, or otherwise transferred, except that (a) an Optionee will be entitled to designate a beneficiary of the Option upon the Optionee's death by delivering such designation in writing to the Committee, (b) if no such designation is made by the Optionee, the Option will be transferred upon the Optionee's death as determined under the applicable laws of descent and distribution, (c) an Option shall be transferred in accordance with a qualified domestic relations order (as defined in the Code), and (d) an Optionee will be entitled to assign an Option to a member of his immediate family, who, after such assignment, shall have all the rights and obligations of the Optionee with respect to the Option, provided, however, that the provisions of the Plan relating to death, Disability, Retirement, Termination and employment, including vesting provisions, shall remain unchanged and shall continue to refer to the Optionee (the Optionee and any permitted transferee being referred to as a "Holder"). If an Optionee suffers a Disability and does not have the capacity to exercise an Option, such Option will be exercisable by the Optionee's guardian or attorney-in-fact during the Optionee's lifetime.

     (b) Subparagraph (a) above to the contrary notwithstanding, if the Optionee shall so direct at least 60 days prior to the date of exercise, either
(i) the Shares issued upon exercise of the Option shall be issued and registered on the Corporation's stockholder list as follows: the number of Shares having a Value on the date of exercise equal to the exercise price paid in connection with the exercise shall be issued to and registered in the name of the Optionee and the remainder of the Shares shall be issued to and registered in the name of the trustee under the Corporation's Supplemental Retirement Savings Plan, or
(ii) the number of Shares otherwise issuable upon exercise of the Option shall be reduced by the number of Shares having a Value on the date of exercise equal in the aggregate to the exercise price of the gross number of Options and the net number of Shares after such reduction shall be issued to and registered in the name of the trustee under the Corporation's Supplemental Retirement Savings Plan.

     (c) Subparagraph (a) above to the contrary notwithstanding, the Options may be transferred by the Holder to a public charity or to a Code Section 501(c) private foundation meeting the requirements of Code Section 170(c), provided, however, that the expiration of the term of such Options shall be advanced so as to expire 30 days after the transfer is recorded on the Corporation's books, after which time the transferred options shall be null and void.

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     10.  Procedure for Exercise and Payment for Shares.  Exercise of an Option
shall be made from time to time by the giving of written notice to the Corporation by the Holder. Such written notice shall be deemed sufficient for this purpose only if delivered to the Corporation at its principal offices and only if such written notice states the number of Shares with respect to which the Option is being exercised at the time and, further, states the date, not more than 90 days after the date of such notice, upon which the Shares shall be purchased and payment therefor shall be made. The payments for Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Corporation. Upon the exercise of the Option, in compliance with the provisions of this Section 10 and Sections 11 and 13(c) and immediately upon receipt by the Corporation of the payment for the Shares so purchased together with the payment of the amount of any taxes required to be collected or withheld as a result of the exercise of the Option, the Corporation shall deliver or cause to be delivered to the Holder so exercising an Option (or to the trustee in accordance with Section 9(b)) a certificate or certificates for the number of Shares with respect to which the Option is so exercised and payment is so made. The Shares shall be registered in the name of the exercising Holder (or to the trustee in accordance with Section 9(b)); provided, however, that in no event shall any Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made by cash or certified or bank cashier's check and not until the Shares have been issued shall the
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exercising Optionee have any of the rights of a stockholder. For purposes of this Section 10, the date of issuance shall be the date upon which payment in full of the Option Price has been received by the Corporation as provided herein.

     11. Requirements of Law. If any law or any regulation of any commission or agency of competent jurisdiction shall require the Corporation or the exercising Optionee to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Corporation shall issue or cause to be issued the certificate or certificates for the Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, however, that the Corporation shall promptly take all necessary action to comply with such requirements of law or regulation.



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     12.  Adjustments.

               (a) In the event that the outstanding shares of the Corporation should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, other than in connection with a Transfer Event then (i) there shall automatically be substituted for each Share subject to an unexercised option (in whole or in part) granted under the Plan the number and kind of shares of stock or other securities into which each outstanding share
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shall be changed or for which each such Share shall be exchanged, and (ii) the option price per Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price of the securities subject to the Option shall remain the same as immediately prior to such event. Any such adjustment may provide for the elimination of fractional shares. Any adjustment to the Options or Option Prices contemplated by this Section 12 may be by action of the Committee.

          (b) The Corporation shall give the Optionees not less than 15 days' notice of any Transfer Event.

          (c) If an Option shall not have been exercised and a Sale of the Corporation shall close after at least 15 days' notice has been given to the Optionees, the Options then outstanding shall automatically be cancelled, effective upon the closing of the Sale of the Corporation, in exchange for either (i) a cash payment per Share to the respective Optionees equal to the difference between the Option Price and the cash price (or the fair market value of non-cash consideration) per share of Common Stock to be received in the Sale of the Corporation (the "Option Value"), or (ii), if outstanding shares of Common Stock will be converted into or exchanged for different shares of stock or other securities in accordance with the Sale of the Corporation, delivery to the Optionee of the number of such shares of stock or other securities having a fair market value equal to the product of
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the Option Value multiplied by the number of Shares. In the event an Option is cancelled pursuant to the preceding sentence, the Committee shall determine, in its sole discretion, whether the Corporation shall pay cash to the Optionee in accordance with clause (i) of the preceding sentence or deliver securities having an equivalent value in accordance with clause (ii) of the preceding sentence.

     13. Termination, Amendment, Discontinuance of the Plan; Reimbursement for Taxes. (a) This Plan shall terminate at the end of the Option Period of all the Options unless it shall have sooner terminated by the entire 1,128,125 Shares subject to the Plan having been issued or cancelled pursuant to Section 7(a), 12 or Section 14.

          (b) The Board of Directors may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which remain unexercised.

          (c) The Corporation may require an Optionee exercising an Option granted hereunder to reimburse the Corporation for any taxes required by any government to be withheld or otherwise deducted and paid by the Corporation in respect of the issuance or disposition of Shares. In lieu thereof, the Corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Corporation to the Optionee upon such terms and conditions as the Committee shall prescribe. The Corporation may, in its discretion, hold the stock certificate to which

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such Optionee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, the Corporation shall be authorized to effect any such withholding upon exercise of an Option by retention of Shares issuable upon such exercise having a fair market value at the date of exercise which is equal to the amount to be withheld.

     14. Liquidation of the Corporation. In the event of the complete liquidation or dissolution of the Corporation other than as incident to a merger or reorganization, any Options remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of the Plan.

     15. Definitions. For purpose of the Plan, the following terms have the meanings indicated below:

     (a) Affiliate shall mean, with respect to any Stockholder, (i) any Person who, directly or indirectly, is in control of, is controlled by or is under common control with, the Stockholder, and (ii) any Person who is a director or officer of the Stockholder or of any Person described in clause (i) above.

     (b) Board of Directors shall mean the Board of Directors of the Corporation.

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     (c)  Common Stock shall mean shares of the Corporation's common stock,
$.001 par value per share.

     (d) Disability. The term "Disability," with respect to an Optionee, shall have the meaning set forth in the Restated Employment Agreement between the Corporation and the Optionee.

     (e)  Effective Date shall be March 17, 1992.


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     (f)  Involuntary Termination shall mean termination of the Optionee's employment with the Corporation by the Corporation, which termination is not the result of the Optionee's Retirement, death, Disability or Voluntary Resignation.
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     (g)  Option Value shall have the meaning set forth in Section 12(c).

     (h) Option Price shall mean the exercise price per Share set forth in a Performance Option Agreement.

     (i)  Performance Option Agreement shall have the meaning set forth in
Section 6.
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     (j)  Retirement shall mean, with respect to any Optionee, such Optionee's termination of employment at or after attainment of age 65 if the Optionee has been continuously
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employed by the Corporation (including any predecessor corporation) or any of its subsidiaries for at least 10 years.

     (k) Shares shall mean shares of Common Stock issuable upon exercise of Options.

     (l) Transfer Event shall mean either of the following: (i) the completion of the sale of that number of shares of Common Stock pursuant to an effective registration statement under the 1933 Act (other than a registration statement relating to shares issuable upon exercise of employee stock options or in connection with any employee benefit plan maintained by the Corporation or any of its subsidiaries) representing, when taken together with all shares of Common Stock sold under previous registration statements which were not in connection with employee stock options or employee benefit plans, at least 50% of the then outstanding shares of Common Stock, or (ii) the consummation of a merger or consolidation of the Corporation with or into another person that is not a parent or subsidiary of the Corporation as a result of which those persons who were stockholders of the Corporation immediately prior to such transaction own, in the aggregate, less than a majority of the outstanding voting capital stock of the surviving or resulting corporation or the
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consummation of the sale of all or substantially all of the Corporation's assets to a person that is not a parent or subsidiary of the Corporation (a "Sale of the Corporation").

     (m) Voluntary Resignation shall mean voluntary termination of the Optionee's employment with the Corporation by the Optionee, excluding termination of employment by Retirement, death, Disability or Involuntary Termination.

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